UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 1, 2024

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey 07890
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $2 per share	SIGI	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.60% Non-Cumulative Preferred Stock, Series B, without par value	SIGIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 5 – Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Selective Insurance Group, Inc. (the “Company”) held on May 1, 2024 (the “Annual Meeting”), the Company’s stockholders approved the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan (the “2024 Plan”) (see Item 5.07 below). The 2024 Plan is a long-term incentive plan pursuant to which awards may be granted to employees, non-employee directors, and consultants of the Company and its affiliates, including stock options, stock appreciation rights, restricted stock, restricted stock units, stock grants and certain other awards. The 2024 Plan was adopted principally to serve as a successor plan to the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Prior Plan”). Under the 2024 Plan, the Company will reserve for issuance 2,000,000 shares of the Company’s common stock, $2.00 par value (the “Common Stock”), less any shares of Common Stock underlying awards granted under the Prior Plan after February 20, 2024 and before May 1, 2024 plus with respect to awards outstanding under the Prior Plan as of May 1, 2024, (A) any shares of Common Stock subject to such awards that remain unissued upon the cancellation, surrender, expiration, exchange, or termination of such award after May 1, 2024, (B) any shares of Common Stock subject to awards that are paid or settled in cash after May 1, 2024, and (C) any shares of common stock tendered or withheld to satisfy the Company’s tax withholding obligations for restricted stock and restricted stock units after May 1, 2024.

No awards may be granted under the Prior Plan after May 1, 2024. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2024 Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation and Human Capital Committee of the Company’s Board of Directors.

This summary of the 2024 Plan is qualified in its entirety by reference to the full text of the 2024 Plan, which is filed as Appendix A to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 27, 2024 (the “Proxy Statement”), which is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 1, 2024. Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders. For more information about the proposals set forth below, please see the Company’s Proxy Statement filed on March 27, 2024.

1.    The Company’s stockholders elected each of the twelve director nominees to serve on the Board of Directors for a term of one year, as follows:

Director	For	Against	Abstain	Broker Non-Votes
Ainar D. Aijala, Jr.	49,663,141	1,102,003	43,733	4,576,045
Lisa Rojas Bacus	50,078,983	685,863	44,031	4,576,045
Terrence W. Cavanaugh	50,668,558	96,954	43,365	4,576,045
Wole C. Coaxum	50,657,998	107,888	42,991	4,576,045
Robert Kelly Doherty	50,674,943	91,091	42,843	4,576,045
John J. Marchioni	49,518,620	1,236,488	53,769	4,576,045
Thomas A. McCarthy	50,678,907	87,088	42,882	4,576,045
Stephen C. Mills	49,683,729	1,072,424	52,724	4,576,045
H. Elizabeth Mitchell	50,469,913	295,936	43,028	4,576,045
Cynthia S. Nicholson	45,547,834	5,216,971	44,072	4,576,045
John S. Scheid	50,625,594	138,763	44,520	4,576,045
Philip H. Urban	50,552,488	212,011	44,378	4,576,045

2.    The Company’s stockholders voted to approve, on an advisory, non-binding basis, the 2023 compensation of the named executive officers as disclosed in the Proxy Statement, as follows:

For	Against	Abstain	Broker Non-Votes
50,243,134	405,062	160,681	4,576,045

3.    The Company's stockholders voted to approve the Company's 2024 Omnibus Stock Plan, as follows:

For	Against	Abstain	Broker Non-Votes
49,281,554	1,405,500	121,823	4,576,045

4.    The Company’s stockholders voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as follows:

For	Against	Abstain	Broker Non-Votes
54,378,786	927,539	78,597	0

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date:	May 3, 2024	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel